3rd Quarter 2017 Earnings Call November 3, 2017 Exhibit 99.2

This presentation and the oral statements made in connection herewith contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs, and rate base or customer growth) and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our review of our ownership interest in Enable Midstream Partners, LP (“Enable”), our anticipated Brazos Valley Connection completion date and estimated costs, our acquisition of Atmos Energy Marketing (including statements about future financial performance and growth through customers, throughput and supply), growth and guidance (including earnings and dividend growth), future financing plans and expectation for liquidity and capital resources and expenditures, potential tax reform implications (including the impact on deferred taxes) and effective tax rates, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions, and other factors described in CenterPoint Energy, Inc.’s (the “Company”) Form 10-K for the period ended December 31, 2016 and Forms 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov. Slide 10 is extracted from Enable’s investor presentation as presented during its Q3 2017 earnings call dated November 1, 2017. This slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available on is website at http://investors.enablemidstream.com/. This presentation contains time sensitive information that is accurate as of the date hereof. Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), including presentation of net income, diluted earnings per share and net cash provided by operating activities, the Company also provides guidance based on adjusted net income and adjusted diluted earnings per share and provides adjusted funds from operations (“FFO”), which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. The Company’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business. A reconciliation of net income and diluted earnings per share to the basis used in providing 2017 guidance is provided in this presentation on slide 29. The Company is unable to present a quantitative reconciliation of forward-looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business are not estimable. The Company’s FFO calculation excludes from net cash provided by operating activities the impact of changes in other assets and liabilities (accounts receivable and unbilled revenues, net; inventory; taxes receivable; accounts payable; fuel cost recovery; non-trading derivatives, net; margin deposits, net; interest and taxes accrued; net regulatory assets and liabilities; other current assets; other current liabilities; other assets; and other liabilities) and other, net, and includes distributions from unconsolidated affiliates in excess of cumulative earnings but excludes amounts associated with transition and system restoration bond companies. Management evaluates the Company’s financial performance in part based on adjusted net income, adjusted diluted earnings per share and FFO. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. Management believes the adjustments made in these non-GAAP financial measures exclude or include items, as applicable, to most accurately reflect the Company’s business performance. These excluded or included items, as applicable, are reflected in the reconciliation tables on slides 28, 29, 30 and 31 and the FFO calculations on slides 32 and 33 of this presentation. The Company’s adjusted net income, adjusted diluted earnings per share and FFO non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income, diluted earnings per share and net cash provided by operating activities, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Cautionary Statement

Agenda Scott Prochazka – President and CEO Third Quarter Performance Hurricane Harvey Restoration Business Segment Highlights Full Year Outlook Midstream Investments Ownership Review Update Bill Rogers – Executive Vice President and CFO Hurricane Harvey Financial Impact Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Investment and Financing Appendix Regulatory Update Tax Position Review Core Operating Income, Net Income and FFO/Debt Reconciliation

Third Quarter 2017 Performance (1) Refer to slide 29 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (2) Excluding ZENS and CES mark-to-market adjustments (3) Primarily due to the annual true-up of transition charges correcting for over-collections that occurred during 2016 Q3 2017 vs Q3 2016 Drivers(2) h Favorable Variance i Unfavorable Variance Rate Relief Customer Growth Usage, primarily weather Equity Return(3) Depreciation and Amortization Right of Way Revenue Q3 GAAP EPS Q3 Guidance (Non-GAAP) EPS(1) $0.41 $0.38 $0.41 $0.39

Hurricane Harvey Restoration Employees, Technology and T&D Investments Provided Resiliency Grid hardening initiatives since 2009 reduced storm impact Smart meters identified outages across the system CenterPoint’s intelligent grid expedited service restorations Outage notification service informed customers and reduced calls Employee preparedness and response efforts helped Houston’s recovery Over 1,500 electric mutual assistance personnel and contractors from 7 states supported recovery efforts CenterPoint dispatched electric crews to Florida for Hurricane Irma recovery

Electric Transmission and Distribution Highlights TDU core operating income of $229 million in Q3 2017 compared to $234 million in Q3 2016 Added more than 46,000 metered customers year-over-year, representing 2% customer growth Brazos Valley Connection on target to be completed in Q1 2018 at a final cost within estimated range of $270 - $310 million

Electric Transmission and Distribution Capital Investment Outlook Update 2017 – 2021 Capital Plan expected to increase Continued growth in both industrial and residential customer segments in the Houston metro area Proposed $250 million Freeport transmission project submitted to ERCOT in April 2017 Anticipate ERCOT decision by year end 2017; if approved, will make necessary filings with PUCT Increase reliability and resiliency of electric grid 2018 – 2022 Capital Plan will be provided in the 2017 Form 10-K ERCOT – Electric Reliability Council of Texas; PUCT – Texas Public Utility Commission

Natural Gas Distribution Highlights Natural Gas Distribution operating income of $19 million in Q3 2017 compared to $22 million in Q3 2016 Added 38,000 customers year-over-year, representing 1% customer growth FRP – Formula Rate Plan; APSC – Arkansas Public Service Commission Minnesota rate case filed in August 2017 proposes an annual increase of $56.5 million; interim rates set at $47.8 million effective October 1, 2017 APSC finalized Arkansas FRP settlement of $7.6 million; rates effective October 2, 2017 2017 – 2021 Capital Plan expected to increase Increased pipe replacement improves safety and system integrity Significant system modernization work anticipated to continue well beyond our five-year plan

Energy Services Highlights and Outlook Energy Services operating income of $5 million in Q3 2017 compared to $7 million in Q3 2016, excluding a mark-to-market gain of $2 million and loss of $2 million, respectively Business Outlook Atmos Energy Marketing acquisition has been accretive to earnings year-to-date Targeting growth through customer acquisition, volume increases and supply optimization

Midstream Investments Highlights Strong Operational Performance Continues Intrastate Average Deliveries Natural Gas Gathered Volumes Natural Gas Processed Volumes TBtu/d TBtu/d TBtu/d 7.3% Increase 40 rigs are currently drilling wells to be connected to Enable’s gathering and processing systems1 Natural gas gathered and processed volumes increased in the third quarter of 2017 compared to the third quarter 2016 as a result of higher gathered volumes in the Anadarko and Ark-La-Tex Basins Crude oil gathered volumes increased in the third quarter of 2017 compared to the third quarter of 2016 as a result of the commissioning of multi-well pads on the Bear Den and Nesson gathering systems Intrastate average deliveries increased in the third quarter of 2017 compared to the third quarter of 2016 as a result of increased supply in the Anadarko Basin 11.4% Increase 6.7% Increase 21.4% Increase Crude Oil Gathered Volumes MBbls/d Per Drillinginfo as of October 26, 2017 Source: Enable Midstream Partners November 1, 2017, Q3 earnings call. Please refer to the materials for an overview of Enable’s Q3 2017 performance.

2017 Full Year Outlook 2017 Utility EPS growth anticipated to exceed 6% despite an extremely mild winter Enable Midstream Partners stated that it anticipates exceeding the midpoint of its earnings range for 2017(2) Anticipate achieving at or near the high end of 2017 EPS range (1) Refer to slide 31 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (2) As provided on Enable Midstream Partners’ Q3 2017 earnings call on November 1, 2017 Targeting upper end of 4-6% year-over-year earnings growth range for 2018 * 2017 Guidance of $1.25 - $1.33 assumes that earnings from Utility Operations and Midstream Investments will not both be at the top or bottom end of their respective ranges $1.16 $1.25 – $1.33 * EPS on a Guidance (Non-GAAP) Basis (1)

Midstream Investments Ownership Review Update We are currently in late stage discussions regarding our investment in Enable; we will not comment on the status of those activities, nor can we represent that an agreement will be reached Should these discussions not result in an agreement, we will evaluate the sale of units in the public market, subject to market conditions We will continue to support Enable’s efforts to reduce commodity and volume exposure via contract design

Scott Prochazka – President and CEO Third Quarter Performance Hurricane Harvey Restoration Business Segment Highlights Full Year Outlook Midstream Investments Ownership Review Update Bill Rogers – Executive Vice President and CFO Hurricane Harvey Financial Impact Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Investment and Financing Appendix Regulatory Update Tax Position Review Core Operating Income, Net Income and FFO/Debt Reconciliation Agenda

Hurricane Harvey - A Balance Sheet Event Balance Sheet Impacts at September 30, 2017 (1) in millions Electric Gas Total Insurance Receivables for expected expense and property claims $22.6 $1.6 $24.2 Property, Plant and Equipment (2) $4.4 $0.1 $4.5 Regulatory Assets for EOP O&M (2) $73.3 $7.4 $80.7 Total Assets $100.3 $9.1 $109.4 Accounts Payable/ Debt $100.3 $9.1 $109.4 Total Liabilities $100.3 $9.1 $109.4 (1) Additional costs will be incurred in Q4 2017 (2) During Q4 2017, the labor currently included in the Regulatory Asset will be reviewed and identified as either O&M to remain in the Regulatory Asset or capital to be included in Property, Plant and Equipment EOP – Emergency Operations Plan

Electric Transmission and Distribution Operating Income Drivers Q3 2016 v. Q3 2017 (1) Houston Electric’s customer count increased by 46,544 from 2,389,014 as of September 30, 2016 to 2,435,558 as of September 30, 2017 (2) Q3 2016 TDU core operating income represents total segment operating income of $257 million, excluding operating income from transition and system restoration bonds of $23 million (3) Includes rate increases of $12 million related to distribution capital investments (4) Includes lower usage of $12 million, largely due to a return to more normal weather in 2017 (5) Includes lower equity return of $9 million, primarily related to the annual true-up of transition charges correcting for over-collections that occurred during 2016 and lower miscellaneous revenues, primarily right-of-way, of $7 million (6) Q3 2017 TDU core operating income represents total segment operating income of $247 million, excluding operating income from transition and system restoration bonds of $18 million (2) (3) (4) (6) (5) $234 $229

Natural Gas Distribution Operating Income Drivers Q3 2016 v. Q3 2017 (1) Natural Gas Distribution’s customer count increased by 37,925 from 3,394,400 as of September 30, 2016 to 3,432,325 as of September 30, 2017 (2) Includes rate relief increases of $5 million, primarily from Texas jurisdictions of $2 million, Arkansas rate case filing of $1 million and Mississippi RRA of $1 million (3) Lower revenue of $4 million, primarily due to the timing of a decoupling normalization adjustment (4) Increased depreciation and amortization expense, primarily due to ongoing additions to plant-in-service, and other taxes of $6 million RRA – Rate Regulation Adjustment (2) (3) (4) 1% YoY Customer Growth (1)

Utility Operations Adjusted Diluted EPS Drivers Q3 2016 v. Q3 2017 (Guidance Basis) (1) Excludes equity return; please refer to slide 28 for more detail on core operating income (2) Lower equity return of $9 million, primarily related to the annual true-up of transition charges correcting for over-collections that occurred during 2016 (3) Income taxes, equity AFUDC, other income and Other Operations segment Note: Refer to slide 29 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (1) (2) (3)

Consolidated Adjusted Diluted EPS Drivers Q3 2016 v. Q3 2017 (Guidance Basis) Midstream Investments $0.41 $0.38 Midstream Investments (1) See previous slide (2) Uses an ownership percentage of 55.4% for Q3 2016 and 54.1% for Q3 2017 (3) Midstream Investments components adjusted for the effective tax rate Note: Refer to slide 29 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (1) (2) Midstream Investments Impact (3) Utility Operations Utility Operations

Update on 2017 Investment and Financing 2017 Investment and Financing Planned capital investment of approximately $1.5 billion Equity issuance not anticipated Current ratings and outlook 2017 Income Tax Q3 2017 effective tax rate: 37% Expected full year 2017 effective tax rate: 36% Moody’s S&P Fitch Company/Instrument Rating Outlook (1) Rating Outlook (2) Rating Outlook (3) CenterPoint Energy Senior Unsecured Debt Baa1 Stable BBB+ Positive BBB Positive Houston Electric Senior Secured Debt A1 Stable A Positive A+ Stable CERC Corp. Senior Unsecured Debt Baa2 Stable A- Positive BBB Positive (1) A Moody’s rating outlook is an opinion regarding the likely direction of an issuer’s rating over the medium term. (2) An S&P rating outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. (3) A Fitch rating outlook indicates the direction a rating is likely to move over a one- to two-year period.

Consolidated Adjusted Diluted EPS Drivers Nine Months Ended Sept 30, 2016 v. 2017 (Guidance Basis) $1.04 (1) Includes Utility Operations improvement of $0.04 in Q1 2017 v. Q1 2016, $0.06 in Q2 2017 v. Q2 2016 and ($0.03) in Q3 2017 v. Q3 2016 (2) Uses an ownership percentage of 55.4% for nine months ended September 30, 2016 and 54.1% for nine months ended September 30, 2017 (3) Midstream Investments components adjusted for the effective tax rate Note: Refer to slide 30 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures Midstream Investments Impact (3) Midstream Investments $0.90 Utility Operations Utility Operations (1) (2) Midstream Investments

Scott Prochazka – President and CEO Third Quarter Performance Hurricane Harvey Restoration Business Segment Highlights Full Year Outlook Midstream Investments Ownership Review Update Bill Rogers – Executive Vice President and CFO Hurricane Harvey Financial Impact Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Investment and Financing Appendix Regulatory Update Tax Position Review Core Operating Income, Net Income and FFO/Debt Reconciliation Agenda

Electric Transmission and Distribution
Q3 2017 Regulatory Update

CenterPoint Energy

Mechanism Docket #	Annual Increase [1] ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
AMS 47364	N/A	Jun-17	TBD	TBD	Final reconciliation of AMS surcharge proposing a $28.7 million refund for AMS revenue in excess of expenses, for which a reserve has been recorded. Refunds began in September 2017.
EECRF [2] 47232	11.0	Jun-17	TBD	TBD	Annual reconciliation filing for program year 2016 and includes proposed performance bonus of $11 million. Anticipated effective date of March 2018.
DCRF 47032	41.8	Apr-17	Sep-17	Jul-17	Based on an increase in eligible distribution-invested capital for 2016 of $479 million. Unanimous Stipulation and Settlement Agreement was filed in June 2017 for $86.8 million (a $41.8 million annual increase). The settlement agreement also included the AMS refund referenced above.
TCOS 46703	7.8	Dec-16	Feb-17	Feb-17	Based on an incremental increase in total rate base of $109.6 million.
TCOS 47610	39.3	Sep-17	TBD	TBD	Based on an incremental increase in total rate base of $263.4 million.

AMS – Advanced Metering System; EECRF – Energy Efficiency Cost Recovery Factor; DCRF – Distribution Cost Recovery Factor; TCOS – Transmission Cost of Service; TBD – to be determined

[1] Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

[2] Amounts are recorded when approved

investors.centerpointenergy.com 22

Natural Gas Distribution
Q3 2017 Regulatory Update

CenterPoint Energy

Jurisdiction	Mechanism Docket #	Annual Increase [1] ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
South Texas and Beaumont/East Texas (RRC)	GRIP 10618, 10619	7.6	Mar-17	Jul-17	Jun-17	Based on net change in invested capital of $46.5 million.
Houston and Texas Coast (RRC)	Rate Case 10567	16.5	Nov-16	May-17	May-17	The Railroad Commission approved a unanimous settlement agreement establishing parameters for future GRIP filings, including a 9.6% ROE on a 55.15% equity ratio.
Texarkana, Texas Service Area (Multiple City Jurisdictions)	Rate Case	1.1	Jul-17	Sep-17	Aug-17	Approved rates are consistent with Arkansas rates approved in 2016.
Arkansas (APSC)	EECR [2] 07-081-TF	0.5	May-17	Jan-18	Sep-17	Recovers $11.0 million, including an incentive of $0.5 million based on 2016 program performance.
Arkansas (APSC)	FRP 17-010-FR	7.6	Apr-17	Oct-17	Sep-17	Based on ROE of 9.5% as approved in the last rate case. Unanimous Settlement Agreement was filed in July 2017 for $7.6 million and was subsequently approved.
Arkansas (APSC)	BDA 06-161-U	3.9	Mar-17	Jun-17	Jun-17	For the evaluation period between January 2016 and August 2016. Amounts are recorded during the evaluation period.
Minnesota (MPUC)	Rate Case G008/GR-17-285	56.5	Aug-17	TBD	TBD	Reflects a proposed 10.0% ROE on a 52.18% equity ratio. Includes a proposal to extend decoupling beyond current expiration date of June 2018. Interim rates reflecting an annual increase of $47.8 million were effective October 1, 2017.

GRIP – Gas Reliability Infrastructure Program; EECR – Energy Efficiency Cost Recovery; FRP – Formula Rate Plan; BDA – Billing Determinant Rate Adjustment; TBD – to be determined

[1] Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

[2] Amounts are recorded when approved

investors.centerpointenergy.com 23

Natural Gas Distribution
Q3 2017 Regulatory Update

CenterPoint Energy

Jurisdiction	Mechanism Docket #	Annual Increase (1) ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
Minnesota (MPUC)	CIP (2) G008/M-17-339	13.8	May-17	Aug-17	Aug-17	Annual reconciliation filing for program year 2016 and includes performance bonus of $13.8 million.
Minnesota (MPUC)	Decoupling G008/GR-13-316	20.4	Sep-17	Sep-17	TBD	Reflects revenue under recovery for the period July 1, 2016 through June 30, 2017 and $3.0 million related to the under recovery of prior period adjustment factor. $9.2 million was recognized in 2016 and $11.2 million has been recognized in 2017.
Mississippi (MPSC)	RRA 12-UN-139	2.3	May-17	Jul-17	Jul-17	Authorized ROE of 9.59% and a capital structure of 50% debt and 50% equity.
Louisiana (LPSC)	RSP U-34251, U-34249	1.0	Sep-16	Dec-16	Apr-17	Authorized ROE of 9.95% and a capital structure of 48% debt and 52% equity.
Louisiana (LPSC)	RSP U-34667 U-34669	3.4	Sep-17	Dec-17	TBD	Authorized ROE of 9.95% and a capital structure of 48% debt and 52% equity.
Oklahoma (OCC)	EECR (2) PUD201700078	0.4	Mar-17	Nov-17	Oct-17	Recovers $2.6 million, including an incentive of $0.4 million based on 2016 program performance.
Oklahoma (OCC)	PBRC PUD201700078	2.2	Mar-17	Nov-17	Oct-17	Based on ROE of 10%.

CIP – Conservation Improvement Program; RRA – Rate Regulation Adjustment; RSP – Rate Stabilization Plan; EECR – Energy Efficiency Cost Recovery; PBRC – Performance Based Rate Change Plan; TBD – to be determined

(1) Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

(2) Amounts are recorded when approved

investors.centerpointenergy.com 24

CenterPoint’s Current Tax Position Effective Tax Rates CenterPoint’s 2016 Effective Tax Rate was 37% (projected rate of 36% plus the income tax expense recognized due to the Louisiana state tax law change) Cash Tax Rates CenterPoint’s 2016 federal cash tax rate was 5% All remaining federal NOL carry forwards were utilized as of Dec. 31, 2016 Lower than the statutory rate primarily due to 50% bonus depreciation and taxable loss allocated from Enable Midstream Investment Impact Taxable income or loss at the Enable level is based on its operations and tax elections at the partnership level CenterPoint reports taxable income or loss on the consolidated tax return based on the Schedule K-1 that is received from Enable

CenterPoint’s Deferred Tax Liability CenterPoint has a net deferred tax liability of $5.3 billion as of Dec. 31, 2016, which would be reduced if a lower federal income tax rate is enacted December 31, 2016 ($ in millions) Utility Related (1) Non-Utility Related Total Deferred Tax Assets Benefits and compensation $82 $234 $316 Loss and credit carryforwards $79 $79 Assets retirement obligations $76 $1 $77 Other $5 $16 $21 Valuation allowance   ($5) ($5) Total deferred tax assets $163 $325 $488 Deferred Tax Liabilities Property, plant, and equipment $2,545 $58 $2,603 Investment in unconsolidated affiliates $1,383 $1,383 Securitization $683 $683 Regulatory assets/liabilities, net ($65) $265 $200 Investment in marketable securities and indexed debt $772 $772 Indexed debt securities derivative $4 $4 Other $1 $105 $106 Total deferred tax liabilities $2,481 $3,270 $5,751 Net Deferred Tax Liabilities $2,318 $2,945 $5,263 Any reduction in regulated balances would be subject to regulatory review and likely re-characterized as a regulatory liability and amortized to customers over time Any reduction in unregulated balances would likely be recognized as an income tax benefit on the income statement or through other comprehensive income increasing owner’s equity in the period of enactment (1) The “Utility Related” net deferred tax liabilities is largely comprised of regulated balances, but also includes amounts that are not incorporated in the setting of rates

Potential Tax Reform Implications Using a 2018 effective tax date and either of the following assumptions (and assuming the current business segments) (1) Lower corporate tax rate of 20%; 100% expensing of capital investments or Provisions for utilities outlined in H.R.1 Tax Cuts and Jobs Act Tax reform should have the following impacts on CenterPoint Accretive to EPS Reduced future cash tax rates and effective tax rates A stronger balance sheet as a result of unregulated deferred tax reductions (1) These assumptions are not comprehensive and do not address other potential tax reforms being contemplated, including but not limited to, taxation of partnership interests, transition rules for regulated utilities and cross-border adjustability.  The impacts described above do not consider the effects of these other potential tax reform proposals or the specific implications to regulated utilities such as the re-characterization of deferred tax liability to a regulatory liability, amortized to customers over time.

Reconciliation: Operating Income to Core Operating Income on a Guidance (Non-GAAP) Basis

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

CenterPoint Energy Consolidated Adjusted Funds From Operations (FFO) Year Ended December 31, 2016 Year Ended December 31, 2015 Year Ended December 31, 2014 ($ in millions) Net cash provided by operating activities $ 1,928 $ 1,865 $ 1,397 Less: Changes in other assets and liabilities Accounts receivable and unbilled revenues, net 117 (345) (39) Inventory (34) (28) 102 Taxes receivable (142) (18) 190 Accounts payable (133) 224 3 Fuel cost recovery 72 (43) 41 Non-trading derivatives, net (30) 7 34 Margin deposits, net (101) 4 79 Interest and taxes accrued (5) 10 23 Net regulatory assets and liabilities 60 (63) (22) Other current assets 17 (10) (1) Other current liabilities (22) 50 20 Other assets 16 5 (9) Other liabilities (30) (8) (41) Less: Other, net (45) (22) (13) Funds from Operations $ 1,668 $ 1,628 $ 1,764 Amounts included in Cash Flows from Investing Activities: Distributions from unconsolidated affiliates in excess of cumulative earnings 297 148 0 Less: Amounts associated with Transition and System Restoration Bond Companies (456) (368) (444) Adjusted Funds From Operations (FFO) $ 1,509 $ 1,408 $ 1,320 This slide includes adjusted funds from operations (“FFO”) which is net cash provided by operating activities: Excluding (I) changes in other assets and liabilities, (II) other, net and (III) amounts related to transition and system restoration bonds, as applicable; and Including distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable Note: Refer to slide 2 for information on non-GAAP measures

CenterPoint Energy Consolidated Ratio of Adjusted FFO/Total Debt Excluding Transition and System Restoration Bonds

($ in millions)	December 31, 2016	December 31, 2015	December 31, 2014
Short-term Debt:			
Short-term borrowings	$ 35	$ 40	$ 53
Current portion of transition and system restoration bonds*	411	391	372
Indexed debt (ZENS)**	114	145	142
Current portion of other long-term debt	500	328	271
Long-term Debt:			
Transition and system restoration bonds, net*	1,867	2,276	2,665
Other, net	5,665	5,590	5,304
Total Debt, net	$ 8,592	$ 8,770	$ 8,807
Less: Transition and system restoration bonds (including current portion)*	(2,278)	(2,667)	(3,037)
Total Debt, excluding transition and system restoration bonds	**$ 6,314**	**$ 6,103**	**$ 5,770**
Adjusted FFO/Total Debt, excluding transition and system restoration bonds	**23.9%**	**23.1%**	**22.9%**

* The transition and system restoration bonds are serviced with dedicated revenue streams, and the bonds are non-recourse to CenterPoint Energy and CenterPoint Energy Houston Electric.

** The debt component reflected on the financial statements was $114 million, $145 million, and $142 million as of December 31, 2016, December 31, 2015, and December 31, 2014, respectively. The principal amount on which 2% interest is paid was $828 million on each of December 31, 2016, December 31, 2015 and December 31, 2014. The contingent principal amount was $514 million, $705 million and $751 million as of December 31, 2016, December 31, 2015, and December 31, 2014, respectively. At maturity or upon redemption, holders of ZENS will receive cash at the higher of the contingent principal amount or the value of the reference shares of Time Warner Inc., Time Inc. and Charter Communications, Inc.

This slide includes adjusted funds from operations ("FFO") which is net cash provided by operating activities:

- Excluding (I) changes in other assets and liabilities, (II) other, net and (III) amounts related to transition and system restoration bonds, as applicable; and
- Including distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable

Note: Refer to slide 2 for information on non-GAAP measures and slide 32 for CenterPoint Energy's adjusted FFO calculation

33